SECURED PROMISSORY NOTE


(pound)211,267.60                                                 March 28, 2002


     1. The undersigned, Brian Cass (the "Borrower"), hereby promises to pay to Life Sciences Research, Inc., a Maryland corporation ("LSR"), the principal sum of (pound)211,267.60, payable in lawful money and in immediately available funds, plus accrued interest at the rate of 5% per annum (such (pound)211,267.60 plus all accrued and unpaid interest being the "Principal Sum").

     2. The Principal Sum shall be due on the date that is five years after the date hereof ("Maturity Date"). On the Maturity Date the Borrower shall (or if such day is a day on which banks in New Jersey are not open for business, on the immediately following banking day), pay to LSR in immediately available funds, the full Principal Sum to the extent not paid prior thereto as specified in Paragraph 3 below.

     3. Borrower receives from LSR an annual pension contribution of (pound)66,000 per year. (pound)39,600 shall be deducted from such yearly pension contribution during the first year following the date hereof and (pound)38,940 shall be deducted from such yearly pension amount during the second through fifth years after the date hereof or until the earlier repayment in full of the Principal Sum (so long as Borrower is employed by LSR and receiving such pension contribution) and credited toward repayment of the Principal Sum. In addition, an amount equal to 33 1/3% of any bonus paid to Borrower by LSR or any of its subsidiaries or affiliates shall be deducted from Borrower's bonus payment and applied to payment of the Principal Sum.

     4. This Note and the obligation created hereunder is secured and collateralized by the 200,000 shares of Voting Common Stock ("Shares") purchased by the Borrower with the proceeds hereof. If the Principal Sum is not paid in full by the Borrower to LSR on or before the Maturity Date or the Borrower defaults under this Note, LSR shall have the right to take, liquidate withhold or cancel such number of Shares sold to the Borrower with the proceeds hereof as shall have a value (based upon the closing market price of LSR Voting Common Stock on the Maturity Date) equal to the amount remaining unpaid under this Note at such date. Any and all proceeds from the sale of shares shall be used to pay amounts due under this Note.

     5. The Maturity Date for payment in full of the Principal Sum shall be accelerated under the following circumstances:

          (a) If the Borrower shall voluntarily resign from his employment with LSR for other than Good Reason (as defined in Borrower's Service Agreement) or shall have his employment terminated for Cause (as defined in his Service Agreement), the Maturity Date shall be accelerated to the date that is 30 days after the date of such resignation or termination.

          (b) If the Borrower shall resign from his employment with LSR for Good Reason or have his employment with LSR terminated without Cause, the Maturity Date shall be accelerated to the date that is 180 days after the date of such resignation or termination.

          (c) Notwithstanding the foregoing, the Company may withhold from any severance payments payable to Borrower as a result of Borrower's resignation or termination of employment all or a part of an amount equal to the then-unpaid Principal Sum and may use such amount to repay the then unpaid Principal Sum.

          (d) For the avoidance of doubt, should Borrower die while employed by the Company but prior to the Maturity Date, the Maturity Date shall not be accelerated to such date of death, and the Principal Sum shall continue to be due and payable on the date that is five years after the date hereof.

     6. The Borrower represents and warrants as follows: (a) the Borrower is a resident of England and (b) this Note constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

     7. The Borrower may, at its option and upon written notice to LSR, prepay the Principal Sum of this Note in whole or in part, without penalty or premium.

     8. Upon default in Borrower's payment of this Note, LSR shall have the right to exercise any and all of its rights under this Note and under law.

     9. All notices or other communications provided for hereunder shall be in writing (including telecommunications) and shall be mailed, telecopied or delivered to (a) the Borrower at the address of the Huntingdon Research Center, or at such other address as may hereafter be specified by the Borrower to LSR, or (b) LSR, at its offices at Mettler Road, P. O. Box 2360, East Millstone, NJ 08875, Attention: Corporate Secretary. All notices and communications shall be effective (i) if mailed, when received or three days after mailing, whichever is earlier, (ii) if telecopied, when transmitted, and (iii) if delivered, upon delivery.

     10. No failure on the part of LSR to exercise, and no delay in exercising, any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof by LSR preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy of LSR. No amendment or waiver of any provision of this Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by LSR and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

     11. This Note supersedes any and all prior versions of such Note with effect from and as of March 28, 2002.



                                                 ------------------------------
                                                      Brian Cass

                             SECURED PROMISSORY NOTE


(pound)211,267.60                                                 March 28, 2002


     1. The undersigned, Brian Cass (the "Borrower"), hereby promises to pay to Life Sciences Research, Inc., a Maryland corporation ("LSR"), the principal sum of (pound)211,267.60, payable in lawful money and in immediately available funds, plus accrued interest at the rate of 5% per annum (such (pound)211,267.60 plus all accrued and unpaid interest being the "Principal Sum").

     2. The Principal Sum shall be due on the date that is five years after the date hereof ("Maturity Date"). On the Maturity Date the Borrower shall (or if such day is a day on which banks in New Jersey are not open for business, on the immediately following banking day), pay to LSR in immediately available funds, the full Principal Sum to the extent not paid prior thereto as specified in Paragraph 3 below.

     3. Borrower receives from LSR an annual pension contribution of (pound)66,000 per year and has accrued (pound)214,500 in such account (the "Accrued Pension Account"). Pursuant to a separate secured promissory note between Borrower and LSR of even date herewith (the "Separate Note"), (pound)39,600 shall be deducted from each such yearly pension contribution during the first year following the date hereof and (pound)38,940 shall be deducted from such yearly pension amount during the second through fifth years after the date hereof or until the earlier repayment in full of the principal sum of (pound)211,267.60 of such Separate Note (so long as Borrower is employed by LSR and receiving such pension contribution) and credited toward repayment of the principal sum of such Separate Note.

     4. This Note and the obligation created hereunder is secured and collateralized by (a) the 200,000 shares of Voting Common Stock ("Shares") purchased by the Borrower with the proceeds hereof and (b) the Accrued Pension Account, as such account is increased by interest accrued thereon at a rate of 5% per annum during the term of this Note (the "Subsequent Accrued Pension Account"). If the Principal Sum is not paid in full by the Borrower to LSR on or before the Maturity Date or the Borrower defaults under this Note, LSR shall have the right to take, liquidate withhold or cancel such number of Shares sold to the Borrower with the proceeds hereof as shall have a value (based upon the closing market price of LSR Voting Common Stock on the Maturity Date) equal to the amount remaining unpaid under this Note at such date and/or to take or liquidate all funds in the Accrued Pension Account or Subsequent Accrued Pension Account in an amount equal to the amount remaining unpaid under this Note on the Maturity Date. Any and all proceeds from the sale of shares shall be used to pay amounts due under this Note.

     5. The Maturity Date for payment in full of the Principal Sum shall be accelerated under the following circumstances:

          (a) If the Borrower shall voluntarily resign from his employment with LSR for other than Good Reason (as defined in Borrower's Service Agreement) or shall have his employment terminated for Cause (as defined in his Service Agreement), the Maturity Date shall be accelerated to the date that is 30 days after the date of such resignation or termination.

          (b) If the Borrower shall resign from his employment with LSR for Good Reason or have his employment with LSR terminated without Cause, the Maturity Date shall be accelerated to the date that is 180 days after the date of such resignation or termination.

          (c) Notwithstanding the foregoing, the Company may withhold from any severance payments payable to Borrower as a result of Borrower's resignation or termination of employment all or a part of an amount equal to the then-unpaid Principal Sum and may use such amount to repay the then unpaid Principal Sum.

     6. The Borrower represents and warrants as follows: (a) the Borrower is a resident of England and (b) this Note constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

     7. The Borrower may, at its option and upon written notice to LSR, prepay the Principal Sum of this Note in whole or in part, without penalty or premium.

     8. Upon default in Borrower's payment of this Note, LSR shall have the right to exercise any and all of its rights under this Note and under law.

     9. All notices or other communications provided for hereunder shall be in writing (including telecommunications) and shall be mailed, telecopied or delivered to (a) the Borrower at the address of the Huntingdon Research Center, or at such other address as may hereafter be specified by the Borrower to LSR, or (b) LSR, at its offices at Mettler Road, P. O. Box 2360, East Millstone, NJ 08875, Attention: Corporate Secretary. All notices and communications shall be effective (i) if mailed, when received or three days after mailing, whichever is earlier, (ii) if telecopied, when transmitted, and (iii) if delivered, upon delivery.

     10. No failure on the part of LSR to exercise, and no delay in exercising, any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof by LSR preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy of LSR. No amendment or waiver of any provision of this Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by LSR and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law.

     11. This Note supersedes any and all prior versions of such Note with effect from and as of March 28, 2002.



                                             ------------------------------
                                             Brian Cass